Contacts:
URS Corporation Sam Ramraj Vice President, Investor Relations (415) 774-2700	Sard Verbinnen & Co Hugh Burns/Jamie Tully/Briana Kelly (212) 687-8080

URS CORPORATION REPORTS THIRD QUARTER 2011 RESULTS

Company Announces Non-Cash, After-tax Goodwill Impairment Charge of $699.3 Million, Required by Accounting Standards Codification (ASC) 350-20, Resulting in a Third Quarter Net Loss of $623.1 Million, or $(8.05) Per Share

Charge Has No Effect on Company’s Business Operations, Cash Balances or Operating Cash Flows

Excluding Charge, Third Quarter 2011 Net Income Increased 8% and EPS Grew 13% from Third Quarter of 2010

Company Expects Fiscal 2011 EPS Before Charge to be Within Previous Guidance Range

SAN FRANCISCO, CA – November 8, 2011 – URS Corporation (NYSE: URS) today reported its financial results for the third quarter of fiscal 2011, which ended on September 30, 2011.  Revenues for the quarter were $2.47 billion, compared with $2.34 billion recorded during the third quarter of 2010.  URS reported a net loss for the third quarter of 2011 of $623.1 million, or $(8.05) per share, including a non-cash, after-tax charge for the impairment of goodwill of $699.3 million, or $9.03 per share, compared with net income of $70.4 million, or $0.87 per share, in the third quarter of 2010.

Excluding the goodwill impairment charge, third quarter net income would have been $76.2 million, an increase of 8% from net income of $70.4 million reported in the third quarter of 2010.  Diluted earnings per share (“EPS”), excluding the goodwill impairment charge would have been $0.98, a 13% increase from diluted EPS of $0.87 in the third quarter of last year.

i

A table reconciling net income and EPS excluding the goodwill impairment charge to generally accepted accounting principles (“GAAP”) results is attached to this release and is available on the investor relations section of the Company’s website at:  www.urs.com.

The goodwill impairment charge is primarily driven by adverse stock market conditions that caused a decrease in the Company's stock price leading up to September 30, 2011, the date on which URS conducted its interim test of the fair values of its assets versus their book values as required by accounting standards. The charge has no effect on URS’ business operations, cash balances or operating cash flows.

Commenting on the Company’s financial results, Martin M. Koffel, Chairman and Chief Executive Officer, stated:  “We are pleased with our operating performance during the quarter, but disappointed that, given the volatile stock market conditions, we were required to take a non-cash impairment charge under Accounting Standards Codification (ASC) 350-20.  Financially and competitively, URS remains strong, and we continue to see positive trends across most of the markets we serve.”

Mr. Koffel continued: “During the third quarter, revenues from our industrial and commercial business increased by 20%, the third consecutive quarter of strong growth.  Federal sector revenues also grew as demand remained robust for our specialized engineering and technical services.  Power sector revenues were flat compared with last year, while infrastructure sector revenues decreased.  However, backlog for both the power and infrastructure sectors has grown by over 15% since the beginning of the year, supporting our positive long-term outlook for these markets.  We remain on track to meet our financial objectives for the year.”

The Company’s backlog was $16.0 billion at the end of the third quarter of 2011, compared to $16.6 billion as of December 31, 2010, the last day of the Company’s 2010 fiscal year.  The Company ended the quarter with a book of business of $29.0 billion, compared with $29.1 billion at the end of fiscal 2010.  The Company noted that its Q3 2011 backlog and book of business reflects a $312 million reduction due to the accelerated completion of the operations phase of a weapons decommissioning contract with the Department of Defense.

Year-to-Date Results

Revenues for the first nine months of 2011 were $7.15 billion, compared with $6.80 billion recorded during the first nine months of 2010.  Including the third quarter goodwill impairment charge noted above, URS reported a net loss of $494.1 million, or $(6.36) per share for the first nine months of 2011, compared with net income of $227.9 million, or $2.79 per share, for the same period last year.  Financial results for the first nine months of 2010 included a reduction in the Company’s income tax expense, resulting from the Company’s decision to reinvest all of the earnings of its international operations indefinitely, as part of its strategy to expand its business globally.

Excluding the goodwill impairment charge for 2011 and the income tax reduction in 2010 discussed above, URS’ net income would have been $205.2 million for the first nine months of 2011, compared with $185.8 million reported in the first nine months of 2010.  Diluted EPS for the first nine months of 2011, excluding the goodwill impairment charge, would have been $2.63 compared with diluted EPS of $2.27, excluding the impact of the reduction in income tax expense reported for the same period last year.

A table reconciling non-GAAP net income and diluted EPS for the first nine months of 2011 and 2010 to GAAP net income and EPS is attached.

Business Segment Results

In addition to providing consolidated financial results, URS reports separate financial information for its three segments:  Infrastructure & Environment, Federal Services, and Energy & Construction.  The Infrastructure & Environment segment provides program management, planning, design and engineering, construction management, and operations and maintenance services in the federal, infrastructure, and industrial and commercial markets.  The Federal Services segment provides program management, planning, systems engineering and technical assistance, construction and construction management, operations and maintenance, information technology, and decommissioning and closure services, primarily to federal government agencies.  The Energy & Construction segment provides program management, planning, design, engineering, construction and construction management, operations and maintenance, and decommissioning and closure services to clients in the power, infrastructure, industrial and commercial, and federal markets.

Infrastructure & Environment.  For the third quarter of 2011, the Infrastructure & Environment segment reported revenues of $950.8 million and operating income of $60.7 million, compared to revenues of $818.2 million and operating income of $66.4 million for the corresponding period in 2010.  The Infrastructure & Environment segment results for the third quarter of 2011 included $112.8 million in revenues generated by Scott Wilson Group plc (“Scott Wilson”), which URS acquired in September 2010.  Scott Wilson generated $31.6 million in September 2010.

Federal Services.  For the third quarter of 2011, the Federal Services segment reported revenues of $718.7 million and an operating loss of $307.1 million, compared to revenues of $645.2 million and operating income of $50.5 million for the corresponding period in 2010.  Excluding its goodwill impairment charge, the Federal Services segment’s operating income would have been $60.3 million for the third quarter of 2011.  The Federal Services segment results for the third quarter of 2011 included $78.6 million in revenues generated by Apptis Holdings, Inc., which URS acquired in June 2011.

Energy & Construction.  For the third quarter of 2011, the Energy & Construction segment reported revenues of $844.6 million and an operating loss of $355.3 million, compared to revenues of $898.6 million and operating income of $66.8 million for the corresponding period in 2010.  Excluding its goodwill impairment charge, the Energy & Construction segment’s operating income would have been $75.4 million for the third quarter of 2011.

A table reconciling segment operating income excluding the goodwill impairment charge to GAAP operating income is attached to this release and is available on the investor relations section of the Company’s website at:  www.urs.com.

Outlook for the Remainder of Fiscal 2011

URS now expects that fiscal 2011 revenues will be between $9.6 billion and $9.8 billion.  URS expects that diluted EPS will be in the range of $(5.30) to $(5.40).  Excluding the non-cash, after-tax goodwill impairment charge recorded in the third quarter of 2011, the diluted EPS is expected to be in the range of $3.60 to $3.70, the Company’s previous guidance range.

A table reconciling diluted EPS guidance excluding the goodwill impairment charge to GAAP diluted EPS guidance is attached to this release and is available on the investor relations section of the Company’s website at:  www.urs.com.

Webcast Information

URS will host a dial-in conference call on Tuesday, November 8, 2011 at 5:00 p.m. (ET) to discuss its third quarter fiscal 2011 results.  A live webcast of this call will be available on the investor relations portion of URS’ website at http://investors.urs.com.

URS Corporation (NYSE:  URS) is a leading provider of engineering, construction and technical services for public agencies and private sector companies around the world.  The Company offers a full range of program management; planning, design and engineering; systems engineering and technical assistance; construction and construction management; operations and maintenance; information technology; and decommissioning and closure services.  URS provides services for power, infrastructure, industrial and commercial, and federal projects and programs.  Headquartered in San Francisco, URS Corporation has more than 47,000 employees in a network of offices in more than 40 countries (www.urs.com).

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TABLES TO FOLLOW
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Statements contained in this earnings release that are not historical facts may constitute forward-looking statements, including statements relating to future revenues and markets, future net income and earnings per share, future backlog and book of business, and other future business, economic and industry trends and conditions.  We believe that our expectations are reasonable and are based on reasonable assumptions; however, we caution against relying on any of our forward-looking statements as such forward-looking statements by their nature involve risks and uncertainties.  A variety of factors, including but not limited to the following, could cause our business and financial results, as well as the timing of events, to differ materially from those expressed or implied in our forward-looking statements:  declines in the economy or client spending; changes in our book of business; our compliance with government contract procurement regulations; integration of acquisitions; employee, agent or partner misconduct; our ability to procure government contracts; liabilities for pending and future litigation; environmental liabilities; availability of bonding and insurance; our reliance on government appropriations; unilateral termination provisions in government contracts; our ability to make accurate estimates and assumptions; our accounting policies; workforce utilization; our and our partners’ ability to bid on, win, perform and renew contracts and projects; liquidated damages; our dependence on partners, subcontractors and suppliers; customer payment defaults; our ability to recover on claims; impact of target and fixed-priced contracts on earnings; the inherent dangers at our project sites; impairment of our goodwill; the impact of changes in laws and regulations; nuclear indemnifications and insurance; misstatements in expert reports; a decline in defense spending; industry competition; our ability to attract and retain key individuals; retirement plan obligations; our leveraged position and the ability to service our debt; restrictive covenants in our credit agreement; risks associated with international operations; business activities in high security risk countries; information technology risks; natural and man-made disaster risks; our relationships with labor unions; our ability to protect our intellectual property rights; anti-takeover risks and other factors discussed more fully in our Form 10-Q for the period ended September 30, 2011, as well as in other reports subsequently filed from time to time with the United States Securities and Exchange Commission.  The forward-looking statements represent our current intentions as of the date on which they were made and we assume no obligation to revise or update any forward-looking statements.

URS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
 (In millions, except per share data)

	September 30, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$427.1	$573.8
Accounts receivable, including retentions of $65.7 and $69.1, respectively	1,059.4	1,102.8
Costs and accrued earnings in excess of billings on contracts	1,390.6	1,157.1
Less receivable allowances	(47.8)	(42.8)
Net accounts receivable	2,402.2	2,217.1
Deferred tax assets	81.5	83.3
Other current assets	149.1	134.8
Total current assets	3,059.9	3,009.0
Investments in and advances to unconsolidated joint ventures	94.8	65.5
Property and equipment at cost, net	278.7	266.1
Intangible assets, net	537.7	514.1
Goodwill	2,793.3	3,393.2
Other assets	171.7	103.5
Total assets	$6,936.1	$7,351.4
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$70.9	$60.5
Accounts payable and subcontractors payable, including retentions of $38.9 and $46.5, respectively	673.0	673.9
Accrued salaries and employee benefits	573.9	441.6
Billings in excess of costs and accrued earnings on contracts	335.5	275.8
Other current liabilities	180.6	213.3
Total current liabilities	1,833.9	1,665.1
Long-term debt	690.8	641.3
Deferred tax liabilities	261.8	326.9
Self-insurance reserves	102.6	105.9
Pension and post-retirement benefit obligations	205.5	230.8
Other long-term liabilities	220.8	180.4
Total liabilities	3,315.4	3,150.4
URS stockholders’ equity:
Preferred stock, authorized 3.0 shares; no shares outstanding	—	—
Common stock, par value $.01; authorized 200.0 shares; 87.7 and 86.9 shares issued, respectively; and 79.7 and 81.9 shares outstanding, respectively	0.9	0.9
Treasury stock, 8.0 and 5.0 shares at cost, respectively	(348.8)	(212.1)
Additional paid-in capital	2,951.5	2,924.3
Accumulated other comprehensive loss	(38.3)	(36.9)
Retained earnings	946.9	1,441.0
Total URS stockholders’ equity	3,512.2	4,117.2
Noncontrolling interests	108.5	83.8
Total stockholders’ equity	3,620.7	4,201.0
Total liabilities and stockholders’ equity	$6,936.1	$7,351.4

URS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(In millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,	October 1,	September 30,	October 1,
	2011	2010	2011	2010

Revenues	$2,471.7	$2,340.1	$7,151.8	$6,796.9
Cost of revenues	(2,300.1)	(2,136.5)	(6,731.2)	(6,345.0)
General and administrative expenses	(18.5)	(21.5)	(59.9)	(54.9)
Acquisition-related expenses	—	(7.5)	(1.0)	(11.6)
Goodwill impairment	(798.1)	—	(798.1)	—
Equity in income (loss) of unconsolidated joint ventures	24.8	(12.4)	100.8	36.5
Operating income (loss)	(620.2)	162.2	(337.6)	421.9
Interest expense	(5.1)	(9.5)	(15.3)	(23.9)
Income (loss) before income taxes	(625.3)	152.7	(352.9)	398.0
Income tax benefit (expense) (as revised) (1)	39.5	(56.1)	(45.1)	(94.0)
Net income (loss) including noncontrolling interests (as revised) (1)	(585.8)	96.6	(398.0)	304.0
Noncontrolling interests in income of consolidated subsidiaries (as revised) (1)	(37.3)	(26.2)	(96.1)	(76.1)
Net income (loss) attributable to URS	$(623.1)	$70.4	$(494.1)	$227.9

Earnings (loss) per share
Basic	$(8.05)	$0.87	$(6.36)	$2.81
Diluted	$(8.05)	$0.87	$(6.36)	$2.79
Weighted-average shares outstanding
Basic	77.4	81.1	77.7	81.2
Diluted	77.4	81.3	77.7	81.6

(1)
We have corrected the calculation and previously reported presentation of income tax expense, net income including noncontrolling interests and noncontrolling interests in income of consolidated subsidiaries by revising prior year amounts, as discussed on page xiii.

URS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(In millions)

	Three Months Ended		Nine Months Ended
	September 30,	October 1,	September 30,	October 1,
	2011	2010	2011	2010
Cash flows from operating activities:
Net income (loss) including noncontrolling interests (as revised) (1)	$(585.8)	$96.6	$(398.0)	$304.0
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	20.5	19.4	61.3	59.0
Amortization of intangible assets	16.3	11.7	44.4	34.0
Amortization of debt issuance costs	1.5	2.2	4.7	7.1
Normal profit	(5.4)	(0.2)	(1.9)	(0.2)
Goodwill impairment	798.1	—	798.1	—
Provision for doubtful accounts	0.1	—	6.7	1.9
Deferred income taxes	(89.3)	(2.3)	(64.5)	26.0
Stock-based compensation	11.6	11.6	34.0	32.3
Excess tax benefits from stock-based compensation	—	—	(0.8)	(3.4)
Equity in loss (income) of unconsolidated joint ventures	(24.8)	12.4	(100.8)	(36.5)
Dividends received from unconsolidated joint ventures	47.0	35.5	88.4	70.5
Changes in operating assets, liabilities and other, net of effects of consolidation and/or deconsolidation of joint ventures and business acquisitions:
Accounts receivable and costs and accrued earnings in excess of billings on contracts	(154.3)	(101.0)	(131.0)	(91.8)
Other current assets	(3.1)	24.2	(16.3)	4.9
Advances to unconsolidated joint ventures	(1.4)	(0.2)	(5.2)	(1.7)
Accounts payable, accrued salaries and employee benefits, and other current liabilities (as revised) (1)	91.9	126.5	47.6	(18.9)
Billings in excess of costs and accrued earnings on contracts	24.0	(10.9)	43.2	(42.2)
Other long-term liabilities	11.2	6.2	9.0	14.1
Other assets	(58.5)	1.7	(56.4)	(5.6)
Total adjustments and changes	685.4	136.8	760.5	49.5
Net cash from operating activities	99.6	233.4	362.5	353.5
Cash flows from investing activities:
Payments for business acquisitions, net of cash acquired, and for exercised shares in connection with a prior business acquisition	—	(288.0)	(278.8)	(288.0)
Changes in cash related to consolidation and/or deconsolidation of joint ventures	—	—	—	20.7
Proceeds from disposal of property and equipment	4.3	0.7	6.5	4.2
Investments in unconsolidated joint ventures	(0.6)	(1.5)	(12.6)	(6.0)
Changes in restricted cash	7.0	(16.2)	6.7	(16.5)
Capital expenditures, less equipment purchased through capital leases and equipment notes	(30.4)	(15.3)	(61.7)	(34.1)
Maturity of short-term investment	—	—	—	30.2
Net cash from investing activities	(19.7)	(320.3)	(339.9)	(289.5)

URS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS – UNAUDITED (continued)
(In millions)

	Three Months Ended		Nine Months Ended
	September 30,	October 1,	September 30,	October 1,
	2011	2010	2011	2010

Cash flows from financing activities:
Borrowing from revolving line of credit	—	—	100.0	—
Payments on revolving line of credit and long-term debt	(1.7)	(77.3)	(56.1)	(82.4)
Net borrowings under lines of credit and short-term notes	5.5	4.6	11.3	4.0
Net change in overdrafts	(50.5)	(1.1)	(18.2)	(4.5)
Payments on capital lease obligations	(1.7)	(1.8)	(5.8)	(5.1)
Excess tax benefits from stock-based compensation	—	—	0.8	3.4
Proceeds from employee stock purchases and exercises of stock options	0.5	0.1	6.6	6.5
Distributions to noncontrolling interests	(53.3)	(33.8)	(77.5)	(71.7)
Contributions and advances from noncontrolling interests	14.6	0.6	6.3	7.2
Repurchases of common stock	—	(37.0)	(136.7)	(85.5)
Net cash from financing activities	(86.6)	(145.7)	(169.3)	(228.1)
Net change in cash and cash equivalents	(6.7)	(232.6)	(146.7)	(164.1)
Cash and cash equivalents at beginning of period	433.8	789.1	573.8	720.6
Cash and cash equivalents at end of period	$427.1	$556.5	$427.1	$556.5

Supplemental information:
Interest paid	$2.6	$6.0	$10.4	$18.2
Taxes paid	$44.4	$18.8	$137.0	$25.4

Equipment acquired with capital lease obligations and equipment note obligations	$3.0	$6.6	$8.1	$10.0
Loan Notes issued and consideration for vested shares exercisable in connection with an acquisition	$—	$34.3	$—	$34.3

(1)
We have corrected the previously reported presentation of net income (loss) including noncontrolling interests, and accounts payable, accrued salaries and employee benefits, and other current liabilities by revising prior year amounts, as discussed on page xiii.

x

URS CORPORATION AND SUBSIDIARIES
RECONCILIATION SCHEDULE OF GAAP TO NON-GAAP MEASURES

Operating income (loss), net income (loss), diluted EPS and diluted EPS guidance excluding the impact of the goodwill impairment charge for the three and nine months ended September 30, 2011 are not computed in accordance with generally accepted accounting principles (“GAAP”).  We present these amounts to demonstrate the impact of the charge.  These non-GAAP measures may be useful to investors seeking to compare the actual or expected performance of our ongoing business with the actual performance of our business in prior periods and our previous guidance.  Operating income (loss), net income (loss), diluted EPS and diluted EPS guidance excluding the impact of the goodwill impairment charge should not be used as a substitute for operating income, net income, and diluted EPS prepared in conformity with GAAP, or as a GAAP measure of profitability or cash flow.

Net income and diluted EPS, excluding the impact of the reduction in income tax expense resulting from the Company’s decision to reinvest all of the earnings of its international operations indefinitely, for the nine months ended October 1, 2010 are not computed in accordance with GAAP.  We present these amounts to demonstrate the impact of the reduction.  These non-GAAP measures may be useful to investors seeking to compare the actual or expected performance of our ongoing business with the actual performance of our business in prior periods.  Net income and diluted EPS excluding the impact of the reduction in income tax expense should not be used as a substitute for net income and diluted EPS prepared in conformity with GAAP, or as a GAAP measure of profitability or cash flow.

Below are the reconciliations of net income and diluted EPS computed by excluding the non-GAAP items described above to GAAP net income and diluted EPS for three and nine months ended September 30, 2011 and the nine months ended October 1, 2010.

	Three Months Ended
	September 30, 2011		October 1, 2010
(In millions, except per share data)	Amount	Diluted EPS	Amount	Diluted EPS

Net income and diluted EPS before the impact of the goodwill impairment charge	$76.2	$.98	$70.4	$.87
Goodwill impairment charge, net of tax	(699.3)	(9.03)	—	—
Net income (loss) and diluted EPS	$(623.1)	$(8.05)	$70.4	$.87

	Nine Months Ended
	September 30, 2011		October 1, 2010
(In millions, except per share data)	Amount	Diluted EPS	Amount	Diluted EPS

Net income and diluted EPS before the impact of the goodwill impairment charge and the reduction in income tax expense	$205.2	$2.63	$185.8	$2.27
Goodwill impairment charge, net of tax	(699.3)	(8.99)	—	—
Reduction in income tax expense	—	—	42.1	.52
Net income (loss) and diluted EPS	$(494.1)	$(6.36)	$227.9	$2.79

URS CORPORATION AND SUBSIDIARIES
RECONCILIATION SCHEDULE OF GAAP TO NON-GAAP MEASURES (continued)

Below is the reconciliation of segment operating income, before the impact of the goodwill impairment charge, to GAAP segment operating loss for the three months ended September 30, 2011.

	Three Months Ended September 30, 2011
(In millions)	Infrastructure & Environment	Federal Services	Energy & Construction

Operating income before the impact of the goodwill impairment charge	$60.7	$60.3	$75.4
Goodwill impairment charge	—	(367.4)	(430.7)
Operating income (loss)	$60.7	$(307.1)	$(355.3)

Below is the reconciliation of the fiscal 2011 guidance for diluted EPS, before the impact of the goodwill impairment charge, to GAAP diluted EPS guidance.

	Fiscal Year Ending December 30, 2011
	Diluted EPS Guidance Range

Guidance for diluted EPS before the impact of the goodwill impairment charge	$3.60	$3.70
Goodwill impairment charge	(9.00)	(9.00)
Guidance for diluted EPS after goodwill impairment charge	$(5.40)	$(5.30)

URS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION REGARDING REVISION OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

Revision of Previously Issued Financial Statements

We identified an error this quarter and revised our calculation and presentation of income tax expense related to noncontrolling interests in consolidated joint ventures that pass-taxable income through to their partners.  This revision causes no change in our net income or EPS.  We revised the amounts for the prior year comparable periods for the three and nine months ended October 1, 2010.

The effect of these revisions on our financial data for the three and nine months ended October 1, 2010 is as follows:

	Three Months Ended			Nine Months Ended
	October 1, 2010			October 1, 2010
	As Reported	Adjustment	As Revised	As Reported	Adjustment	As Revised
(In millions, except for percentages)
Condensed Consolidated Statements of Operations Data:
Income before income taxes	$152.7	$—	$152.7	$398.0	$—	$398.0
Income tax expense	(64.9)	8.8	(56.1)	(117.3)	23.3	(94.0)
Net income including noncontrolling interests	87.8	8.8	96.6	280.7	23.3	304.0
Noncontrolling interests in income of consolidated subsidiaries	(17.4)	(8.8)	(26.2)	(52.8)	(23.3)	(76.1)
Net income attributable to URS	$70.4	$—	$70.4	$227.9	$—	$227.9

	Three Months Ended			Nine Months Ended
	October 1, 2010			October 1, 2010
	As Reported	Adjustment	As Revised	As Reported	Adjustment	As Revised
(In millions)
Condensed Consolidated Statements of Cash Flows Data:
Cash flows from operating activities:
Net income including noncontrolling interests	$87.8	$8.8	$96.6	$280.7	$23.3	$304.0
Accounts payable, accrued salaries and employee benefits, and other current liabilities	$135.3	$(8.8)	$126.5	$4.4	$(23.3)	$(18.9)

URS CORPORATION AND SUBSIDIARIES
BOOK OF BUSINESS

	Infrastructure		Energy
	&	Federal	&
(In millions)	Environment	Services	Construction	Total
As of September 30, 2011
Backlog	$3,266.7	$5,269.1	$7,475.0	$16,010.8
Option years	329.8	2,806.6	2,026.2	5,162.6
Indefinite delivery contracts	2,854.7	3,087.8	1,848.0	7,790.5
Total book of business	$6,451.2	$11,163.5	$11,349.2	$28,963.9

As of December 31, 2010
Backlog	$3,259.1	$6,002.2	$7,346.4	$16,607.7
Option years	342.6	2,288.1	2,117.7	4,748.4
Indefinite delivery contracts	3,436.3	3,208.9	1,071.2	7,716.4
Total book of business	$7,038.0	$11,499.2	$10,535.3	$29,072.5

	September 30,	December 31,
(In millions)	2011	2010
Backlog by market sector:
Power	$1,719.0	$1,407.7
Infrastructure	3,008.3	2,564.5
Industrial and commercial	1,427.4	1,347.3
Federal	9,856.1	11,288.2
Total backlog	$16,010.8	$16,607.7

URS CORPORATION AND SUBSIDIARIES
REVENUES AND OPERATING INCOME BY SEGMENT

	Three Months Ended		Nine Months Ended
(In millions)	September 30,	October 1,	September 30,	October 1,
	2011	2010	2011	2010
Revenues
Infrastructure & Environment (1)	$950.8	$818.2	$2,790.2	$2,344.4
Federal Services (2)	718.7	645.2	1,968.5	1,934.8
Energy & Construction	844.6	898.6	2,521.4	2,566.2
Inter-segment, eliminations and other	(42.4)	(21.9)	(128.3)	(48.5)
Total revenues	$2,471.7	$2,340.1	$7,151.8	$6,796.9
Operating income (loss)
Infrastructure & Environment (1)	$60.7	$66.4	$170.6	$172.3
Federal Services (2)	(307.1)	50.5	(225.5)	123.8
Energy & Construction (3)	(355.3)	66.8	(222.8)	180.7
General and administrative expenses	(18.5)	(21.5)	(59.9)	(54.9)
Total operating income (loss)	$(620.2)	$162.2	$(337.6)	$421.9

(1)
The operating results of Scott Wilson were included in the three and nine months ended September 30, 2011, but were only partially included in the corresponding periods ended October 1, 2010, as we completed the acquisition in September 2010.

(2)
The operating results of Apptis were included in the three months and partially included in the nine months ended September 30, 2011, but not in the corresponding periods ended October 1, 2010, as we completed the acquisition in June 2011.  During the quarter ended September 30, 2011, the Federal Services business recorded a goodwill impairment charge of $367.4 million.

(3)	During the quarter ended September 30, 2011, the Energy & Construction business recorded a goodwill impairment charge of $430.7 million.

URS CORPORATION AND SUBSIDIARIES
REVENUE BREAKDOWN BY SEGMENT AND MARKET SECTOR

Three months ended September 30, 2011 (In millions)	Power	Infrastructure	Federal	Industrial and Commercial	Total
Infrastructure & Environment (1)	$40.1	$376.1	$164.8	$341.1	$922.1
Federal Services (2)	—	—	718.5	—	718.5
Energy & Construction	234.8	67.0	378.4	150.9	831.1
Total	$274.9	$443.1	$1,261.7	$492.0	$2,471.7

Nine months ended September 30, 2011 (In millions)	Power	Infrastructure	Federal	Industrial and Commercial	Total
Infrastructure & Environment (1)	$141.3	$1,166.3	$475.1	$948.6	$2,731.3
Federal Services (2)	—	—	1,967.8	—	1,967.8
Energy & Construction	690.2	255.5	1,043.2	463.8	2,452.7
Total	$831.5	$1,421.8	$3,486.1	$1,412.4	$7,151.8

Three months ended October 1, 2010 (In millions)	Power	Infrastructure	Federal	Industrial and Commercial	Total
Infrastructure & Environment (1)	$40.0	$343.0	$177.3	$249.3	$809.6
Federal Services (2)	—	—	644.9	—	644.9
Energy & Construction	234.7	133.4	356.6	160.9	885.6
Total	$274.7	$476.4	$1,178.8	$410.2	$2,340.1

Nine months ended October 1, 2010 (In millions)	Power	Infrastructure	Federal	Industrial and Commercial	Total
Infrastructure & Environment (1)	$108.3	$1,033.9	$512.3	$664.5	$2,319.0
Federal Services (2)	—	—	1,933.4	—	1,933.4
Energy & Construction	735.0	394.6	913.5	501.4	2,544.5
Total	$843.3	$1,428.5	$3,359.2	$1,165.9	$6,796.9

(1)
The operating results of Scott Wilson were included in the three and nine months ended September 30, 2011, but were only partially included in the corresponding periods ended October 1, 2010 as we completed the acquisition in September 2010.

(2)
The operating results of Apptis were included in the three months and partially included in the nine months ended September 30, 2011, but not in the corresponding periods ended October 1, 2010 as we completed the acquisition in June 2011.